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                                      FIELD
                       MARKETING AND CONSULTING AGREEMENT


         THIS AGREEMENT ("Marketing and Consulting Agreement"), dated as of the 18th day of June, 1996, with an effective date as set forth herein, is made and entered into by and between PROVIDENT INDEMNITY LIFE INSURANCE COMPANY, a stock life insurance company domiciled in the Commonwealth of Pennsylvania (hereinafter called the "PILIC"), and RICHARD E. FIELD ("Field").


                                   BACKGROUND


     A. PILIC underwrites and administers certain life and health insurance programs and Field markets such programs.

     B. PILIC and Field are desirous of entering into a marketing and consulting agreement reflecting the rights and obligations of the parties with respect to the marketing of the policies underwritten and administered by PILIC (hereinafter called "policies").

     C. The parties mutually agree that this Marketing and Consulting Agreement, including Amendments and Exhibits thereto, if any, shall constitute the full and complete embodiment of the intentions of the parties regarding the marketing of all Policies.

     NOW, THEREFORE, for and in consideration of these premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

         1. Duties and Responsibilities of Field; Exclusivity.

            a. Field shall provide consulting services exclusively to PILIC and PILIC's wholly-owned subsidiary, Union Benefit Life Insurance Company ("UBLIC"), and other subsidiaries and affiliates of PILIC and UBLIC, with respect to the marketing and sale of the health insurance products of PILIC and UBLIC which are presently being marketed under the names "THE PROVIDENT SOLUTION" and "HEALTHQUEST". In connection therewith, Field agrees to devote his full-time and best efforts to the business of PILIC and UBLIC during the term of this Agreement.

            b. Field's consulting duties hereunder shall be rendered in Field's capacity as an independent contractor, and Field shall not be considered an agent, employee, partner, or joint venturer of PILIC or any of its subsidiaries or affiliates.
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            c.  Field shall indemnify and hold PILIC harmless against any and all claims, actions, charges and expenses, including court costs and attorney's fees, and against any and all liabilities, judgments and awards which PILIC may sustain as a result of: (i) Field's gross negligence or willful misconduct, (ii) as a result of Field's willful breach of a material term or condition of this Agreement, and (iii) the failure of Field to comply with the provisions of Paragraph 2.c hereof.

         2. Compensation to Field.

            a. For and during the term of this Agreement, Field shall be paid a monthly consulting fee of Twenty Five Thousand ($25,000) Dollars ("Consulting Fee").

            b. Field shall pay all of his direct expenses, including but not limited to travel, meals, lodging, postage, printing, secretarial and similar administrative expenses, and Field agrees that a portion of the Consulting Fee has been provided for the purpose of payment of such expenses.

            c. Field shall be responsible for the payment of all taxes of any kind whatsoever arising as a result of the payment of the Consulting Fee or any other payments made by PILIC to Field hereunder, including but not limited to federal, state, and local income and employment taxes. Field agrees to and does hereby indemnify and hold PILIC, UBLIC, and their subsidiaries and affiliates, successors and assigns, free, clear and harmless from and against all liabilities, claims, demands, actions or causes of action arising as a result of Field's failure to pay, or PILIC's failure to deduct or withhold, such taxes.

         3. Term; Termination; Payments Upon Termination.

            a. Term. Unless sooner terminated as herein provided, this Agreement shall continue in effect for a term of three (3) years from the Effective Date (as hereinafter defined).

            b.  Termination.  This Agreement:

                  (1) Shall automatically terminate in the event that in any calendar year during the term of this Agreement, PILIC does not realize annualized premiums from the sale of "THE PROVIDENT SOLUTION" and the "HEALTHQUEST" insurance policies equal to or greater than $20 million during such calendar year.

                  (2) Shall automatically terminate as of the date of Field's death.

                  (3) Shall terminate in the event of the Permanent Disability of Field. For purposes of this Agreement, the term "Permanent Disability" shall mean the first to occur of the receipt of a certification of a board certified specialist approved by PILIC that Field is permanently disabled, the receipt by Field of benefits under a disability insurance policy, or Field's failure or

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inability to perform his duties hereunder due to illness or other incapacity and such illness or incapacity shall continue for a period of more than 180 days.

                  (4) May be terminated by PILIC upon 30 days' prior written notice to Field, such termination to become effective as provided in the written notice:

                       (a) if Field shall fail or become unable to perform any of his duties hereunder due to Permanent Disability; or

                       (b) if Field shall breach or violate any material provisions of this Agreement, which breach or violation shall not be cured within 10 days after written notice thereof to Field.

                  (5) May be terminated without cause by PILIC by written notice to Field, and such termination shall become effective as provided in the notice, provided, however, that upon such termination, Field shall be entitled to the termination compensation payments described in Paragraph 3.c below.

                  (6) May be terminated by Field upon thirty (30) days' prior written notice to PILIC.

              c. Payments Upon Termination. In the event of the termination of this Agreement:

                  (1) By reason of Field's failure to produce annualized premium as set forth in subparagraph a.(1) above, no further payments shall be due and payable by PILIC hereunder

                  (2) By reason of Field's death, PILIC shall make all payments through the end of the term of this Agreement to Field's personal representative.

                  (3) By reason of Field's Permanent Disability (as defined above), PILIC shall make payments under this Agreement for a period of up to six (6) months following the date of the determination of Field's Permanent Disability or through the end of the term of the Agreement, whichever is shorter.

                  (4) For cause, as set forth in subparagraph 3.b.(4) above, no further payments shall be due and payable by PILIC hereunder.

                  (5) Without cause, as set forth in subparagraph 3.b.(5) above, PILIC shall make all payments through the end of the term of this Agreement.

                  (6) By Field, as set forth in subparagraph 3.b.(6) above, no further payments shall be due and payable by PILIC hereunder.

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         4. Covenant Not To Compete: Nonsolicitation; Proprietary Information;
            Confidentiality.

            a. During the term of this Agreement and (i) for a period of one (1) your after the termination of this Agreement if terminated by Field, or (ii) for a period of one (1) year after the termination of this Agreement if terminated by PILIC, Field shall not directly or indirectly solicit former policyholders, customers, prospects, or leads which Field solicited or knew of during the term of this Agreement for the purpose of replacing coverage with another insurer when such customer purchased a policy or contract from PILIC or any of its affiliated companies, nor shall Field reassign any interest in the proceeds of any policy or contract which any policyholder or customer purchased from PILIC to any entity or person other than the assignee designated under the initial assignment.

            b. Field shall not, without the prior written consent of PILIC, directly or indirectly, use or, except as required by law, disclose or furnish to any person, company, or other entity at any time, both during and after the term of this Agreement, any Confidential Information (as defined herein). "Confidential Information" means information not generally known outside of PILIC and which relates to demographic data, marketing research methods, customer lists, call-back lists, lists or names of policyowners, unworked leads, unsold leads, program summaries, narratives, sample contracts, sales kits, sales aids, trade secrets, and any other proprietary information of PILIC or any other association or entity for whom Field has acted or with respect to whom solicitation has been made.

            c. During the term of this Agreement and (i) for a period of one (1) year after the termination of this Agreement if terminated by Field or PILIC, Field shall not, without the prior written consent of PILIC, directly or indirectly, engage, participate or invest as a partner, joint venturer, shareholder, employee, officer, director or otherwise, in any business which is competitive with the business conducted by PILIC in any geographical territory in which Field has been working while engaged by PILIC.

            d. The covenants set forth in this Paragraph 4 shall not be held invalid or unenforceable because of the scope of the territory or actions subject thereto or restricted hereby or the period of time within which such covenants, respectively, are operative, but the maximum territory and action subject to such covenants, and the period of time within which such covenants, respectively, are enforceable, shall be subject to any determination by a final judgment of any court which has jurisdiction over the parties and subject matter.

            e. Field acknowledges that Field's compliance with the provisions of this Paragraph 4 is necessary to protect both the existing goodwill and other proprietary rights of PILIC and all goodwill and relationships that may be acquired or enhanced during the course of Field's engagement, and all Confidential Information which may come into existence or to which Field may have access during Field's engagement, that Field will become conversant with certain of PILIC's affairs, operations, customers and Confidential Information and data by means of Field's engagement, and that Field's failure to comply

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with the provisions of this Paragraph 4 will result in irreparable and continuing damage to PILIC and to the business of PILIC for which there will be no adequate remedy at law. In the event Field shall fail to comply with the provisions of this Paragraph 4, PILIC shall be entitled to, and Field shall not oppose, any application by PILIC for preliminary or permanent injunctive relief, damages and such other and further relief as may be deemed proper and necessary by the courts in order to ensure Field's compliance with the provisions of this Paragraph 4.

         5. Effective Date. This Agreement shall have an effective date of January 1, 1996 (the "Effective Date").

         6. Security for Obligations.

            a. Concurrent with the execution of this Agreement, Field is entering into a Stock Pledge Agreement pursuant to which Field is pledging to PILIC 65,000 shares of the common stock, $.10 par value, of Provident American Corporation (the "PAMCO Shares"), together with all dividends issued or other distributions with respect thereto as security for the payment of any indebtedness of Field to PILIC, and is also entering into a Stock Option Agreement with Provident American Corporation ("PAMCO") pursuant to which Field is being granted options to purchase additional PAMCO shares (the "PAMCO Options").

            b. Field hereby agrees to pledge the PAMCO Shares and the PAMCO Options to PILIC as security for Field's Obligations set forth in this Agreement, as well as with respect to the indebtedness referred to in Paragraph 6(a) above.

            c. Field agrees that the PAMCO Options shall be treated as Collateral, as such term is defined in the Stock Pledge Agreement, and that PILIC shall have the right to exercise all rights and remedies under the Stock Pledge Agreement in the event that Field breaches any material term or condition of this Agreement, unless such breach is cured within ten (10) days' written notice thereof by PILIC.

         7. Miscellaneous.

            a. Entire Agreement; Amendments; and Waivers. This Agreement constitutes the entire understanding and agreement among the parties hereto relative to the subject matter hereof. Any amendments to the Agreement must be in writing, signed by each party hereto. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of the provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a wavier of any other or subsequent breach.

            b. Assignment. This Agreement shall not be assignable by either party without the prior consent of the other party, except that without the prior written consent of the other party:

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                  (1)  It may be assigned by PILIC to any person or entity
acquiring all or substantially all of the assets thereof; and

                  (2) It may be assigned by Field as to his right to payment, but not as to any of his obligations hereunder; and

                  (3) PILIC shall have the right to assign all or any portion of its rights hereunder to any other affiliate or subsidiary of PILIC.

              c. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. The parties hereto hereby submit to the nonexclusive jurisdiction of the United States District Court for the Eastern District of Pennsylvania and of any state court sitting in Montgomery County, Pennsylvania, for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties waives, to the fullest extent permitted by law, any objection which he may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in subparagraph d. below. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

              d. Notices. Any notices required by this Agreement shall be deemed to have been adequately given if delivered in person or sent by certified or registered mail to the receiving party at its address shown below or such other address as may from time to time be designated, in writing, to the other party:


              To Field:         Mr. Richard E. Field
                                134 Medinah Drive
                                Blue Bell, PA 19422

              To PILIC:         Provident Indemnity Life Insurance Company
                                2500 DeKalb Pike, PRO. Box 511
                                Norristown, PA 19401
                                Attention: John A. Muller, III,
                                           Chief Operating Officer

              e. Successors and Assigns. The Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, successors and assigns.

              f. Partial Invalidity. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein, unless the deletion of the provision of provisions

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would result in such a material change as to cause completion of the transactions contemplated herein to be unreasonable.

         IN WITNESS WHEREOF, the parties hereto have either individually or by their duly authorized officers executed and delivered these presents in duplicate effective the day and year first above written.

                                                  PROVIDENT INDEMNITY LIFE
Attest:                                              INSURANCE COMPANY



-----------------------------------           By:-----------------------------
Michael F. Beausang, Jr.,Secretary                Alvin H. Clemens, President


Date: June 18, 1996
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Witness:                                          RICHARD E. FIELD



                                              By:----------------------------
------------------------                          Richard E. Field
Date: June 18, 1996
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